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                                                                   EXHIBIT 23.11

              [LETTERHEAD OF KIRKLAND ALBRECHT AND COMPANY P.C.]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Quanta Services, Inc., of our report dated February 3, 1999, on the financial statements of The Ryan Company, Inc. for the year ended December 31, 1998 included in Quanta Services, Inc.'s Form 8-K dated June 17, 1999 and to all references to our Firm included in this registration statement.


/s/ KIRKLAND ALBRECHT AND COMPANY
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    Kirkland Albrecht and Company

Braintree, Massachusetts
November 12, 1999